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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                      Three Months Ended                 Nine Months Ended
                                                               -----------------------------      ------------------------------
                                                                  July 30,         August 1,         July 30,          August 1,
                                                                    2000             1999              2000              1999
BASIC:

Net income (loss) available for common stockholders            $   (85,000)      $   779,000      $   (351,000)      $ 1,402,000
                                                               ------------      -----------      -------------      -----------
Weighted average number
     of common shares outstanding                                5,850,000         5,830,000         5,842,000         5,824,000
                                                               ------------      -----------      -------------      -----------
Basic earnings (loss) per common share                         $     (0.01)      $      0.13      $      (0.06)      $      0.24
                                                               ------------      -----------      -------------      -----------

DILUTED:

Net income (loss) available for common stockholders            $   (85,000)      $   779,000      $   (351,000)      $ 1,402,000
                                                               ------------      -----------      -------------      -----------
Weighted average number
     of common shares outstanding                                5,850,000         5,830,000         5,842,000         5,824,000

Dilutive effect of stock options                                        --            38,000                --            29,000
                                                               ------------      -----------      -------------      -----------
Weighted average number of shares outstanding                    5,850,000         5,868,000         5,842,000         5,853,000
                                                               ------------      -----------      -------------      -----------
Diluted earnings (loss) per common share                       $     (0.01)      $      0.13      $      (0.06)      $      0.24
                                                               ------------      -----------      -------------      -----------
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